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Exhibit 1

JOINT FILING AGREEMENT

        The undersigned hereby agree that the Schedule 13D dated July 8, 2002, with respect to the Common Stock of US 1 Industries, Inc., an Indiana Corporation, shall be filed jointly on behalf of each of the undersigned.

Date: July 8, 2002
AUGUST INVESTMENT PARTNERSHIP
	By:	AUGUST INVESTMENT CORPORATION
	By:	/s/ HAROLD ANTONSON
Harold Antonson
AUGUST INVESTMENT CORPORATION
	By:	/s/ HAROLD ANTONSON
Harold Antonson
EASTERN REFRIGERATED TRANSPORTATION, INC.
	By:	/s/ HAROLD ANTONSON
Harold Antonson
ENTERPRISE TRUCK LINE, INC.
	By:	/s/ HAROLD ANTONSON
Harold Antonson
SEAGATE TRANSPORTATION SERVICES, INC.
	By:	/s/ HAROLD ANTONSON
Harold Antonson
INDIVIDUALLY
/s/ HAROLD ANTONSON
Harold Antonson
*
Michael Kibler
*
Brad James
*
John Lavery
*
Signed by Harold Antonson, Attorney-in-Fact, pursuant to Powers of Attorney filed with this Schedule 13D.

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  Exhibit 1
JOINT FILING AGREEMENT